Exhibit 10.2

THE DAVENPORT

Cambridge, Massachusetts

First Amendment to Amended and Restated Lease

HubSpot, Inc.

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LEASE (“First Amendment”) is made as of March 23, 2017 (the “Effective Date”) by and between DAVENPORT OWNER (DE) LLC, a Delaware limited liability company, having an office c/o Oxford I Asset Management USA Inc., 125 Summer Street, 16th Floor, Boston, Massachusetts 02110 (“Landlord”), and HUBSPOT, INC., a Delaware corporation (“Tenant”), having an office at 25 First Street, Cambridge, Massachusetts 02141.

Background

A.Pursuant to the provisions of that certain Amended and Restated Lease dated as of November 1, 2015 between Tenant and Landlord’s predecessor in interest, Jamestown Premier Davenport, LLC, dated as of  November 1, 2015 as affected by Commencement Letter dated September 29, 2016 (as so affected, the “Existing Lease”), Tenant leases premises located at 25 First Street, Cambridge Massachusetts more particularly described in the Lease (the “Premises”).  Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Existing Lease.  The Existing Lease, as amended hereby, is hereinafter referred to as the “Lease.”

B.In order to facilitate the leasing of Put Premises A and Put Premises B to Tenant, Landlord has agreed to (i) enter into an amendment to that certain lease with Accomplice Management, LLC, successor to Atlas Venture Advisors, Inc. (“Accomplice”) for Put Premises A and Put Premises B, under which Accomplice’s rights to extend the term of its lease will be eliminated and the initial term thereunder will be extended to December 31, 2017 and (ii) enter into that certain Consent to Sublease of even date herewith (the "Consent") concerning a sublease between Tenant and Accomplice, which sublease provides for the continued occupancy of Put Premises A by Accomplice for a period of time after December 31, 2017.

C.Pursuant to Section 3.3(D)(6)  of the Lease, Landlord and Tenant wish to enter into this First Amendment to memorialize Tenant’s agreement to lease from Landlord and Landlord’s agreement to lease to Tenant Put Premises A and Put Premises B, as set forth more fully below.

Agreement

NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, Landlord and Tenant hereby agree as follows:

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1.Put Premises A and Put Premises B.

(a)

Addition of Put Premises A and Put Premises B to Premises.  Commencing on January 1, 2018, Put Premises A (consisting of 16,616 square feet of Rentable Floor Area) and Put Premises B (consisting of 2,245 square feet of Rentable Floor area) shall automatically be added to the Premises and Tenant will be leasing Put Premises A and Put Premises B on all of the same terms and conditions of the Lease applicable to the demise of the other portions of the Premises leased to Tenant, except as described in Section 3.3(D)(1) – (6) of the Existing Lease, as amended hereby.  Landlord and Tenant agree that:

(i)

The Commencement Date for Put Premises A and Put Premises B shall be January 1, 2018, notwithstanding anything in the Lease to the contrary, including without limitation under Section 3.3(D)(i)(1) of the Lease; and

(ii)

The Rent Commencement Date for Put Premises A and Put Premises B shall be July 1, 2018, notwithstanding anything in the Lease to the contrary, including without limitation under Section 3.3(D)(i)(3) of the Lease.

(b)	Substantial Full Occupancy. As of the Commencement Date for Put Premises A and Put Premises B (and other space is not added to the Premises), Landlord and Tenant agree that:
(i)	the Substantial Full Occupancy Commencement Date will be January 1, 2018 (or such earlier date as the Put Premises C Leasing Test is satisfied) under Section 2.1(B)(i)(a) of the Lease;
(ii)	the Rentable Floor Area of the Building will be increased to 220,190 square feet of Rentable Floor Area pursuant to Section 2.1(B)(i)(b)(i) of the Lease;
(iii)

Tenant shall be leasing a total of approximately 206,169 square feet of Rentable Floor Area of Premises after giving effect to the deemed increase in Rentable Floor Area under Section 2.1(B)(i)(b)(ii) and Exhibit 2.1 of the Lease;

(iv)

the Annual Fixed Rent payable with respect to each Portion of the Premises shall be calculated in accordance with Section 3.3(D)(2) of the Lease based on the Rentable Floor Area of the Premises as increased pursuant to Section 2.1(B) of the Lease, as described above;

(v)

Pursuant to Section 2.1(B)(i)(b)(iv) of the Lease, Tenant’s Share for purposes of calculating Landlord’s Tax Expenses Allocable to the Premises and Operating Expenses Allocable to the Premises will not change on account of the occurrence of the Substantial Full Occupancy Commencement Date;

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(vi)

Tenant shall pay Landlord, as Additional Rent, all electricity costs with respect to the Building and Lot (exclusive of Third-Party Electrical Costs) pursuant to Section 7.4(E) of the Lease (it being acknowledged that Tenant shall not be obligated thereafter to pay the Electricity Rent under Section 7.4(D) of the Lease and that Electricity Costs shall be excluded from Operating Expenses for the Building pursuant to Section 6.2(A)(iii)(c) of the Lease);

(vii)

Landlord shall provide the applicable portion of the Currently-Committed Put Premises Allowance not to exceed $880,180.00 in the aggregate (i.e., 18,861 rsf x $50.00  x (112 mo./120 mo.) = $880,180.00) for the purpose of defraying the cost of Tenant’s Currently Committed Put Premises Work, which Tenant must properly requisition no later than (1) January 1, 2020 with respect to Put Premises A, and (2) July 1, 2019 with respect to Put Premises B, as set forth in Section 3.3(D)(5) of the Lease;

(viii)

Tenant’s Maximum Parking Requirement shall be 238 Parking Permits (i.e., 154 Parking Permits plus 84 additional Parking Permits for the Delayed Portion of the Existing Premises, plus the Expansion Premises, plus Put Premises A and Put Premises B) under Section 10.2(A) of the Lease and Tenant’s Minimum Parking Requirement shall be 193 Parking Permits (based on 109 Parking Permits plus 84 additional Parking Permits) under Section 10.2(B) of the Lease; and

(ix)

Pursuant to Section 16.42 of the Lease, effective as of the Substantial Full Occupancy Commencement Date, Landlord shall separately demise the Basement Storage Premises and Tenant shall lease the Basement Storage Premises in its “as is” condition, pursuant to the terms and provisions of the Lease.

(c)

As Is.  Tenant acknowledges that Landlord has satisfied its obligations under Section 3.3(A) and (B) of the Lease with respect to Put Premises A and Put Premises B.  Landlord shall have no obligation to deliver any Currently-Committed Put Premises Demise Notice with respect to Put Premises A or Put Premises B.   Tenant hereby accepts Put Premises A and Put Premises B in their “as is” and “where is” condition on January 1, 2018, without representations or warranties by Landlord or Landlord’s agents, and because Landlord has consented to the Sublease pursuant to the Consent, Landlord shall have no obligation to deliver Put Premises A or Put Premises B free and clear of tenants and occupants.

2.Miscellaneous.

(a)Sublease of Put Premises A.   Pursuant to the Consent, Landlord will consent to Tenant’s sublease of Put Premises A to Accomplice and Landlord agrees that in no event shall Landlord be entitled to (and Landlord expressly waives) any profit sharing under Section 11.6 of the Lease with respect to such Sublease provided that Tenant is not paid amounts that are not described in the Sublease attached to the Consent.  In addition, Tenant acknowledges and agrees that Landlord will not be providing invoices

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or statements for Landlord’s Tax Expenses or Operating Expenses Allocable to the Put Premises prior to the applicable Rent Commencement Date.

(b)Confirmatory Provisions.  As of the Effective Date, the terms set forth on Exhibit A attached to this First Amendment are hereby added to the Lease.

(c)Brokerage.  Landlord and Tenant each represent and warrant to the other that they have not dealt with any brokers in connection with this First Amendment, provided, however, the brokers identified in the Lease shall be paid a broker commission for Tenant’s lease of Put Premises A and Put Premises B in connection with the broker agreement executed between Landlord and such brokers in connection with the Lease.  Each party covenants to pay, hold harmless, and indemnify the other from and against any and all costs, expense, or liability for any compensation, commissions, or charges claimed by any other broker or agent with respect to this First Amendment or the negotiation thereof arising from its breach of the foregoing warranty.

(c)Authority.  Landlord and Tenant each represent to the other party that it has the authority to enter into this First Amendment.

(d)Ratification.   Except as expressly modified by this First Amendment, the Lease is hereby confirmed and shall remain in full force and effect.

(e)Counterparts.  This First Amendment may be executed in counterparts, and when both Landlord and Tenant have signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one First Amendment, which shall be binding upon and effective as to Landlord and Tenant.

[signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have entered into this First Amendment as of the date first set forth above.

LANDLORD:

DAVENPORT OWNER (DE) LLC,

a Delaware limited liability company

By: _/s/ Chad Remis______________

Name:Chad Remis

Title:Vice President

(duly authorized)

/s/ Kristen E. Binck
Kristen E. Bink
Assistant Secretary

TENANT:

HUBSPOT, INC.,

a Delaware corporation

By:/s/ JD Sherman__

Name: JD Sherman

Title: COO

(duly authorized)

[Signature Page to First Amendment to Amended and Restated Lease]

EXHIBIT A

Confirmatory REIT Provisions

(a)Rents from Real Property.  Landlord and Tenant acknowledge and agree that all rental payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of the Lease, shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”).  In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any rental shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (x) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all payments as “rents from real property,” (y) to permit an assignment of the Lease and (z) to allow Landlord to assign any and all obligations that Landlord has under the Lease to a third party; provided, however, that any adjustments required pursuant to this paragraph shall be made so as to produce the equivalent rental payments (in economic terms) payable prior to such adjustment.

(b)Acknowledgements.  In furtherance of, and without limiting the generality of, the foregoing matters, Tenant acknowledges and agrees that (x) any payments due from Tenant on account of excess rent that may hereafter be received by Tenant in connection with any sublease or assignment under the Lease shall be made only if Landlord so elects such payments to be made, and (y) any parking spaces required to be provided to Tenant under the Lease or the Parking Addendum thereto shall be leased to Tenant by Landlord or the parking garage operator on the terms provided under the Lease or such Parking Addendum.

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